                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            AMERICAN BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                     N/A
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                     N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                     N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                     N/A
- --------------------------------------------------------------------------------
     (5) Total fee paid:
                                     N/A
- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                     N/A
- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                     N/A
- --------------------------------------------------------------------------------
     (3) Filing Party:
                                     N/A
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     (4) Date Filed:
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- --------------------------------------------------------------------------------

                             AMERICAN BANCORP, INC.


                       PROXY STATEMENT FOR ANNUAL MEETING
                           TO BE HELD APRIL 10, 1996


                                    GENERAL

         The accompanying proxy is solicited by and on behalf of the Board of Directors of American Bancorp, Inc. (the Corporation), for use at the annual meeting of shareholders to be held April 10, 1996, at the time and place set forth in the accompanying Notice of Meeting. The principal executive offices of the Corporation and its wholly-owned subsidiary, American Bank & Trust Company (the Bank) are located at 328 East Landry Street, Opelousas, Louisiana 70570. The date on which this Proxy Statement and the enclosed form of proxy were first sent to shareholders is approximately March 27, 1996.

         Only shareholders of record at the close of business on February 29, 1996, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 120,000 shares of common stock, each of which is entitled to one vote on all matters presented to the shareholders at the meeting. To the knowledge of the Corporation, all persons beneficially owning more than five percent (5%) of its outstanding voting securities are listed in the section entitled "Shareholders Owning 5% or More of Outstanding Shares" on page 8 of this Proxy Statement.

         The shares represented by any proxy in the enclosed form, if it is properly executed and received at or prior to the meeting, will be voted in accordance with the specifications made thereon. Proxies received on which no specification is made will be voted for election as directors of the five nominees named herein and in favor of the remaining proposals as set forth on the enclosed proxy. Proxies are revocable by written notice to the Secretary of the Board of Directors, Ronald J. Lashute, at any time prior to their exercise or by submitting a later dated proxy. Written revocations of proxy may be presented in person or mailed to: Ronald J. Lashute, Executive Vice-President and Chief Executive Officer, American Bank & Trust Company, P.
O. Box 1579, Opelousas, Louisiana 70571-1579. Proxies will be deemed revoked by attendance and voting at the annual meeting.

         All expenses of preparing, printing, and mailing the proxy and all materials used in solicitation will be borne by the Corporation. Proxies also may be solicited in person or by telephone or telegraph by directors, officers, and other employees of the Corporation or the Bank, none of whom will receive additional compensation for such services, but who may be reimbursed for any actual expenses incurred, which is estimated not to exceed the aggregate sum of $2,000. The Corporation also may request brokerage houses, custodians, and nominees, if any such persons are listed as record owners of the Corporation's common stock, to forward these materials to the beneficial owners of the stock held of record by them and pay the reasonable expenses of such persons for forwarding the material.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The five members of the Board of Directors of the Corporation and the two executive officers of the Corporation (both of whom also serve on the Board of Directors), as a group own, directly or indirectly, 49,571 (41.3%) shares of the common stock of the Corporation. See "Election of Directors" for the stock ownership of individual directors.



                             ELECTION OF DIRECTORS

         The Articles of Incorporation of the Corporation provide that the number of directors will be set by the Bylaws. The Bylaws provide for a board of not less than five nor more than twenty directors. The Bylaws currently set the Board of Directors at five members.

         The information below lists each nominee for director of the Corporation, each of whom currently serves as a director, setting forth his address, age, principal occupation or employment, and amount and percentage of beneficial ownership of common stock of the Corporation as of February 29, 1996. Each person listed below has been named as a nominee for election as director at the meeting to which this Proxy Statement relates. Directors are elected to hold office until the next annual meeting of shareholders unless they sooner become disqualified, or until such time as their successors are elected and have qualified. Unless otherwise indicated, all nominees have been with the same organization in essentially the same position as listed below for the past five years, and the nominees beneficially own, with sole voting and investment power, the shares listed below. The nominees, except Ronald J. Lashute, are also members of the Board of Directors of the Corporation's subsidiary, American Bank & Trust Company. The year listed under the heading "First Elected Director" indicates the year in which the nominee or director was first elected as a director of the Bank prior to formation of the Corporation or the year in which the nominee or director was first elected as a director of the Corporation. Those persons listed on the table below, except Ronald J. Lashute, first became directors of the Corporation on June 30, 1982. Ronald J. Lashute has been an executive officer of the Corporation and the Bank since 1990. See "Executive Officers."

         None of the directors of the Corporation holds a directorship in any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 as amended, or subject to the requirements of
Section 15(d) of that Act or in any company registered as an investment company under the Investment Company Act of 1940.

                                                                                                   SHARES
                                                                                                BENEFICIALLY
                                                                              FIRST              OWNED AS OF
                                             PRINCIPAL OCCUPATION            ELECTED          FEBRUARY 29, 1996
NAME                          AGE               OR EMPLOYMENT                DIRECTOR      NUMBER         PERCENTAGE
- ------------------------------------------------------------------------------------------------------------------------
Joseph J. Artall               89         Farmer                              1958          4,620           3.9%
P. O. Box 486
Melville, LA  71353

Walter J. Champagne, Jr.       75         Walter J. Champagne Co.,            1958          2,045           1.7%
P. O. Box 8                                 (Gen. Merchandising &
Port Barre, LA  70577                       Agric.) Vice-Pres./Bank

J.C. Diesi (1,3)               75         Diesi Pontiac-Cadillac-             1958         11,606           9.7%
148 W. Smiley Street                        Buick, Inc., (Automobile
Opelousas, LA  70570                        Dealer & Service)

Salvador L. Diesi, Sr.        65          Chairman of the Board and           1973         30,872          25.7%
  (1,2,3,4)                                 President, American
1355 Dietlein Blvd.                         Bancorp, Inc. and
Opelousas, LA 70570                         American Bank & Trust
                                            Company; Wholesale Beer
                                            Distributor, Premium
                                            Brands, Inc.; Gas Station,
                                            Convenience Store, and
                                            Video Poker; Little
                                            Capitol of Louisiana,
                                            Inc.; Commercial real
                                            estate, farming interest;
                                            and Attorney at Law

Ronald J. Lashute              46         Executive Vice-President            1994            428            .3%
  (2,3)                                     and Chief Executive
2057 Jasmine Drive                          Officer of the Bank and
Opelousas, LA  70570                        Secretary, Treasurer of
                                            the Corporation
                                                                                          -------         ------
Total for directors (five persons)                                                         49,571          41.3%
                                                                                          =======         ======

   (1)    J.C. Diesi is Salvador L. Diesi's uncle.
   (2) Executive Officer of the Corporation who participates in major policy making functions.
   (3) Ronald J. Lashute is a cousin of Salvador L. Diesi, Sr. and a nephew of J.C. Diesi.
   (4) Of the 30,872 shares, 16,000 shares (13.3% of the Corporation's outstanding common stock) are owned by the Diesi Family Trust. Mr. Salvador L. Diesi, Sr. is the trustee of The Diesi Family Trust and has sole voting authority with respect to the shares of the Corporation's common stock held by the said trust. See "Shareholder's Owning 5% or More of Outstanding Shares."

         If elected by the shareholders to serve as the Corporation's Board of Directors, the nominees listed above plan to direct the Chairman of the Board of the Corporation, as the sole shareholder of the Bank, to vote the stock of the Bank owned by the Corporation in favor of the following persons to serve as the Board of Directors of the Bank: Joseph J. Artall, Walter J. Champagne, Jr.,
J. C. Diesi, Salvador L. Diesi, Charles Jagneaux, Alvin Haynes, II, Sylvia Sibille and Attaway Darbonne. Each of these persons has served on the Board of Directors of the Bank for the past year.



                         PROPOSAL TO AMEND THE ARTICLES
                      OF INCORPORATION OF THE CORPORATION

         The Corporation's Board of Directors recommends that the shareholders approve a proposal to amend Article VI of the Articles of Incorporation of the Corporation. Such an amendment will require the affirmative vote of not less than two-thirds of the total number of shares outstanding, or 80,000 shares. A copy of the proposed amendment is attached as Exhibit A hereto. A summary of the amendment, the effect of the amendment and the reasons the Board has recommended its adoption follow.

         Currently, the Articles of Incorporation of the Corporation require the affirmative vote of two-thirds of the total shares entitled to vote to approve an amendment of the Articles or a merger, consolidation, transfer of corporate assets or dissolution of the corporation. The proposed amendment would not affect that vote requirement for a dissolution or for most amendments to the Articles of Incorporation. It would, however, increase the vote required to approve a merger, consolidation or transfer of corporate assets, and it would also increase the vote required to amend the provision of the Articles that sets the required vote for those events. The required vote would be increased from two-thirds of the outstanding shares entitled to vote to 75% of the outstanding shares entitled to vote.

         Louisiana corporate law provides that a merger, consolidation or sale of assets requiring shareholder approval must be approved by at least two-thirds of the voting power present at the meeting at which such action is considered, or by such larger or smaller vote as the Articles may require. The Corporation's Articles have already increased the vote to more than is required by Louisiana law (as the Articles currently require approval by two-thirds of the total outstanding stock rather than just two-thirds of the voting power present at the meeting). The proposed amendment would increase the vote required even further.

         Although the Board is proposing the suggested increase in the vote required to approve a merger, consolidation or transfer of assets as a protection against hostile acquisitions and unfair second-step combinations as discussed below, the directors currently own or control more than 40% of the stock of the Corporation, and the directors could, therefore, block a merger, consolidation or transfer of assets with which it did not agree under the current Articles (which require approval of such transactions by affirmative vote of two-thirds of the total shares entitled to vote). Thus, the current Articles may already provide (at least with the current stock ownership of the directors) incentive for any potential acquiror to negotiate with the Board. The proposed amendment may not be required to serve that purpose. Moreover, if the proposed amendment is adopted, Chairman of the Board and President Sal Diesi, who owns or controls over 25% of the Corporation's stock, will be able to block a merger, consolidation or transfer of assets transaction himself, even if all the other shareholders of the Corporation would be in favor of such transaction.

         Uninvited tender offers or other unilateral, unsolicited attempts to acquire control of companies, if successful, may be followed by a second-step merger or other corporate change that eliminates or changes the interest of minority shareholders who did not sell their stock in the first step. Under certain circumstances, the federal securities laws may regulate disclosure of various aspects of these transactions, but do not purport to govern their substance. While dissenting shareholders may have statutory rights to receive the "fair cash value" of their shares in connection with certain business combinations, efforts to pursue those legal rights may involve costly and protracted litigation.

         The Board believes that substantial inequities can befall the remaining shareholders after a company has come under the control of another party which then proceeds to accomplish a business combination by merger or otherwise. The terms of the second-step business combination may not assure fair treatment of minority shareholders. Moreover, in the current banking climate in Louisiana, recently there have been for the first time in many years several attempts to acquire community banks and holding companies by hostile acquisitions, through tender offers and other means. Acquisitions by such processes often do not maximize the value obtained by the shareholders.

         The Board believes that, by requiring an increased shareholder vote for a merger, consolidation or transfer of assets, hostile acquisitions and unfair second-step business combinations may be discouraged. The increased vote requirement may increase the likelihood that a potential acquiror would negotiate with the Board rather than acquire a stock position in the Corporation by tender offer followed by a second-step merger or attempt to acquire the Corporation by other hostile means. The Board believes that it may be in a better position than the individual shareholders of the Corporation to negotiate effectively on behalf of all the shareholders to maximize the value that would be received in an acquisition since the Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of the Corporation and its subsidiary Bank. Accordingly, the Board is of the view that negotiations between the Board and a purchaser and an increased shareholder vote to approve a merger or other acquisition would increase the likelihood that shareholders would receive a higher price for their shares from anyone desiring to obtain control of the Corporation.

         This proposal is not made as a result of any specific effort known to the Board to accumulate the Corporation's securities or to obtain control of the Corporation. The proposal is raised at this time because of the recent resurgence of hostile acquisitions or attempts at hostile acquisitions of community banks in Louisiana.

         The proposed amendment may have a chilling effect on bids for acquisition of control of the Corporation. For example, having to negotiate with the Board may make it more costly for a purchaser to acquire control of the Corporation. This may decrease the likelihood that a tender offer will be made and, as a result, may adversely affect those shareholders who would desire to participate in a tender offer. A potential purchaser of stock seeking to obtain control may be discouraged from purchasing stock because a 75% shareholder vote would be required in order to change or eliminate the provisions of Article VI. Another effect of the provisions of Article VI could be to give veto power to the holders of a minority of the voting power of the Corporation with respect to a merger, consolidation or sale of assets that a majority of shareholders believe to be desirable and beneficial. To the extent that tender offers and other takeover attempts are discouraged, shareholders will not have the opportunity to dispose of their shares at a price which is often substantially higher than that prevailing in the market. Moreover, since there may otherwise be no market for the stock of the Corporation, to the extent that tender offers and takeover attempts are discouraged, shareholders may not be able to sell their shares at all.

         Louisiana law provides in certain cases of hostile acquisitions that some protections must be afforded to minority shareholders, such as minority shareholder approval of the transaction and elimination of any price disparity in a second-step transaction, but there is no guaranty that these protections would apply to any specific transaction.

         The Articles of Incorporation do not contain other provisions that the Board believes have substantial anti- takeover effects. The Board has no current intention to recommend other amendments with an anti-takeover effect, although it may determine at a later date, to do so.

         Provisions of the Louisiana Business Corporation Law designed to provide protections to shareholders in the event of hostile acquisition attempts or unfair second-step combinations may be available or applicable to the Corporation under certain circumstances. One such statute is the Fair Price Protection Statute. This statute requires a "supermajority" vote (in excess of that required by the current or proposed Articles of the Corporation) for certain business combinations (including mergers) with interested shareholders (generally 10% or greater shareholders) or their affiliates unless certain specific criteria are met, some of which have to do with testing the fairness of the price offered for Corporation shares. The statute by its terms may not apply to the Corporation unless the Corporation specifically opts into it. If the statute does apply, the Board can opt out of it under certain circumstances. Another such statute is the Control Share Acquisition Act, which provides that persons who acquire stock of certain Louisiana corporations in excess of certain specified thresholds will have voting rights with respect to such stock only to the extent that such voting rights are authorized by the shareholders. The Board can opt out of this statute as well. This is not intended to be an exhaustive or complete discussion of the possible protections or anti-takeover measures that might be available or applicable by operation of law to the Corporation or its shareholders. Rather, this discussion is intended to inform the shareholders that some protections may be applicable even in the absence of anti-takeover provisions in the Corporation's Articles or Bylaws.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO ARTICLE VI OF THE ARTICLES OF INCORPORATION OF THE CORPORATION.


                       PROPOSAL TO RATIFY SECTION 2.3(b)
                        OF THE BYLAWS OF THE CORPORATION

         Section 2.3(b) of the Bylaws of the Corporation provides that any shareholder or shareholders holding in the aggregate two-thirds of the total voting power of the Corporation may request that the Secretary of the Corporation call a special meeting of shareholders. Louisiana corporate law provides that special meetings of shareholders may be called upon the request of any shareholder or shareholders holding in the aggregate one-fifth (or such lesser or greater proportion as may be fixed in the Articles or in a bylaw adopted by the shareholders) of the total voting power. The Corporation increased that requirement in its initial Bylaws, which were adopted by the incorporator of the Corporation and ratified by the directors. The provision requiring two-thirds of the total voting power to request a special shareholders meeting be called was in place when the shareholders of American Bank & Trust Company voted to become shareholders of the Corporation in the holding company reorganization. For this reason, the Board believed that the Bylaw was effective as a bylaw adopted by the shareholders. A recent judicial decision involving similar facts but involving a different corporation, however, has cast doubt on whether or not the Bylaw is effective. In order to resolve any question on that matter, the Board has determined to ask the shareholders to ratify Section 2.3(b) of the Bylaws. The Board is not aware that any shareholder(s) have or intend to request the call of a special meeting.

         Section 2.3(b) of the Bylaws would make it more difficult for an acquiror to require that a special meeting of shareholders be called in order to change the Board of Directors or amend the Articles of Incorporation or for any other purpose. Such a provision may work to discourage unfriendly or hostile acquisition attempts. The overall effect of both the proposal to amend
Article VI of the Articles of Incorporation and the proposal to ratify Section 2.3(b) of the Bylaws is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus to make more difficult the removal of management. The provision would, however, also make it difficult for the current shareholders to require that a special meeting of shareholders be called for any purpose, including a purpose that may be in the best interests of the Bank. Of course, the provision does not prohibit the Board from calling a special meeting at the request of the holders of fewer than two-thirds of the outstanding stock of the Corporation; it merely provides that it is not mandatory that a special meeting be called at the request of the holders of fewer than two-thirds of the outstanding stock of the Corporation. The Board does not believe that the Corporation's Bylaws contain other provisions that are generally deemed to have an anti-takeover effect, and the Board has no current intention to recommend such provisions, although it may determine at a later date to do so.

         It should be noted that the directors currently own or control over 40% of the stock of the Corporation. As a result, if the Bylaw provision is ratified by the vote of the shareholders (or otherwise deemed to be effective), the directors would be able to defeat any movement by shareholders to call a special meeting of shareholders if they voted for any reason to do so. Shareholders who wish to propose an action but do not have sufficient shares to require that a special meeting be called can act by written consent as authorized in the Articles of the Corporation.

         The Board has operated since the incorporation of the Corporation with the view that Section 2.3(b) of the Bylaws is effective. If the shareholders fail to ratify the provision at this meeting, the Board may continue to take the position that Section 2.3(b) is effective, unless an interested party successfully challenges that position.

         The Bylaws provide that they can be amended or repealed by the Board at any regular or special meeting or by the shareholders at any annual or special meeting. The shareholder vote required to amend the Bylaws would be a majority of the voting power present at the meeting at which the amendment was considered. If the shareholders ratify Section 2.3(b), it may not be amended by the Board without further shareholder action.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFYING SECTION 2.3(B) OF THE BYLAWS OF THE CORPORATION.

         Copies of the Articles of Incorporation and the Bylaws of the Corporation are available for inspection at the main office of the Corporation.

             SHAREHOLDERS OWNING 5% OR MORE OF OUTSTANDING SHARES

         The following table sets forth as of February 29, 1996, information concerning the beneficial ownership of voting stock of American Bancorp, Inc., by persons who are known to the Corporation to be beneficial owners of 5% or more of the Corporation's outstanding shares of voting common stock:


                                                                                              PERCENTAGE
                                                                AMOUNT AND                     OF CLASS
                          NAME AND ADDRESS OF              NATURE OF BENEFICIAL                OF SHARES
TITLE OF CLASS             BENEFICIAL OWNER                     OWNERSHIP                        OWNED
- ---------------------------------------------------------------------------------------------------------
Common stock              Salvador L. Diesi, Sr.              30,872 shares                     25.7%
                          1355 Dietlein Blvd.             Direct and Indirect(1)
                          Opelousas, LA 70570

Common stock              J.C. Diesi                          11,606 shares                      9.7%
                          148 W. Smiley St.                       Direct
                          Opelousas, LA 70570

(1) Mr. Salvador L. Diesi, Sr. directly owns 5,282 shares or 4.40% of the outstanding shares of the Corporation. In addition, he owns 9,590 shares, which is equal to 8% of the outstanding shares of the Corporation, indirectly, through his associations with his business. Mr. Salvador L. Diesi, Sr. is also the trustee of the Diesi Family Trust. The Trust owns 16,000 or 13.3% of the outstanding shares of the Corporation. The Trust is for the benefit of the grandchildren of Frank (a former director of the Bank) and Marie Diesi.


                         BOARD MEETINGS AND COMMITTEES

         During 1995, the Board of Directors of the Corporation held a total of four regular and special meetings. All of the directors, except Mr. Joe Artall, attended seventy-five percent or more of the aggregate number of meetings of the Board of Directors of the Corporation. Mr. Artall attended two of the four meetings. During 1995, the Board of Directors of the Bank held a total of twelve regular and special meetings. All of the directors of the Bank attended seventy-five percent or more of the aggregate number of meetings of the Board of Directors of the Bank and committees of the Board of Directors of the Bank on which they serve.

         The Board of Directors of the Corporation has no committees.

         The Board of Directors of the Bank has established the following committees:

         The Loan Discount Committee reviews and approves all large loans.
This committee met nine (9) times in 1995 and is composed of Salvador L. Diesi, Sr., Chairman, J.C. Diesi, Charles Jagneaux, Alvin Haynes, II, Walter J. Champagne, Jr. and Attaway Darbonne.

         The Audit Committee, composed of Walter J. Champagne, Jr., Sylvia Sibille and Joseph J. Artall, met one (1) time in 1995. The duties of the Audit Committee include, but are not limited to the following:

         1. Review the Bond Portfolio, Time and Savings Deposits, Demand Deposits and Loan Portfolio.

         2. Analyze the Statement of Condition and the Statement of Income and Expenses.

         3. Review the audit report of the external auditors, F.D.I.C. and State Examiners Reports.

         4. Review the Bank's insurance policies including the Blanket Bond and Liability Policy.

         5.      Report results of its review to the Board of Directors.


                               EXECUTIVE OFFICERS

   The Executive Officers of the Corporation are as follows:

        NAME                               AGE              POSITION CURRENTLY HELD
- ----------------------------------------------------------------------------------------------------
Salvador L. Diesi, Sr.                     65       Chairman of the Board of the Corporation and
                                                     the Bank since April 14, 1993 and
                                                     President of the Corporation and the Bank
                                                     since April 13, 1983.

Ronald J. Lashute                          46       Secretary/Treasurer of the Corporation and
                                                      Executive Vice-President and Chief
                                                      Executive Officer of the Bank since
                                                      March 1990; Director of the Corporation
                                                      since December 1994.

         Executive Officers are chosen by the Board of Directors to hold office at the pleasure of the Board. Mr. Salvador L. Diesi, Sr. has been an officer of the Corporation and the Bank for more than five years. Mr. Ronald Lashute has been on the staff of the Corporation and, prior to its formation, the Bank for 22 years.

         The family relationships among the executive officers of the Corporation are indicated in the list of directors. See "Election of Directors."

                      COMPENSATION AND OTHER TRANSACTIONS

DIRECTORS FEES

         Directors of the Corporation receive no compensation for their services. In 1995, each director of the Bank received a board fee of $300 per month for the months of January and February, and $400 per month for the months of March through December. In addition, each director of the Bank received a cash bonus of $3,000 in 1995. Directors serving on the Bank's Loan Discount Committee received $50 per meeting attended in 1995. The Bank's Audit Committee met once in 1995. The Chairman of the Audit Committee received $200 for attending that meeting. Other members of the Audit Committee who attended the meeting received $100.

COMPENSATION

         The following table sets forth all compensation paid, distributed or accrued for the account of the persons listed below for the fiscal year ended December 31, 1995 by the Bank to the Executive Officers of the Corporation and the Bank.

                                                SUMMARY COMPENSATION TABLE
                                                   ANNUAL COMPENSATION

NAME AND                           SALARY AND
PRINCIPAL                           DIRECTOR       BONUS      OTHER ANNUAL         ALL OTHER
POSITION                  YEAR       FEES($)      ($)(1)   COMPENSATION($)(2)   COMPENSATION($)
- -----------------------------------------------------------------------------------------------
Salvador L. Diesi,       1995      32,590 (4)      3,100            -                276 (3)
  Sr., Chairman of       1994      33,690 (4)      2,500            -              1,581 (3)
  the Board and          1993      33,478 (4)      2,500            -              1,849 (3)
  President of the
  Corporation and
  the Bank

Ronald J. Lashute        1995      71,615 (5)      5,683            -              2,639 (8)
 Executive Vice-         1994      69,286 (6)      4,962            -                291 (3)
  President and          1993      64,960 (7)      4,615            -                305 (3)
  Chief Executive
  Officer of the
  Bank and Secre-
  tary/Treasurer
  of the Corporation


(1) The Bank had a cash bonus plan in 1995, 1994, and 1993, whereby a bonus was declared by the Board of Directors. The total amount of the Bonus paid to all eligible employees of the Bank was $50,364, $38,160, and $34,493, respectively, for those years. In addition, cash bonuses of $3,000 in 1995 and $2,500 in 1994 and 1993, were paid to each director of the Bank. Cash bonuses to the Executive Officers of the Bank are noted in the table above.

(2) No amounts for perquisites and other personal benefits, such as company automobiles, which may accrue to the named executive officers and which, in the opinion of management, are job related and appropriate in connection with the conduct of the Corporation's and the Bank's affairs, are shown. The aggregate amount of such compensation does not exceed 10% of the total of annual salary or bonus reported for the named executive officer.

(3)      These figures represent term life insurance premiums paid by the Bank.

(4) This amount includes $540 that was contributed by the Bank for the account of Mr. Diesi in accordance with the terms of a 401(k) Plan established by the Bank for the benefit of its employees in January 1993 (the 401(k) Plan).

(5) This amount includes $1,303 that was contributed by the Bank for the account of Mr. Lashute in accordance with the terms of the 401(k) Plan.

(6) This amount includes $1,359 that was contributed by the Bank for the account of Mr. Lashute in accordance with the terms of the 401(k) Plan.

(7) This amount includes $1,236 that was contributed by the Bank for the account of Mr. Lashute in accordance with the terms of the 401(k) Plan.

(8) This amount includes $2,363 of deferred compensation accrued under a supplemental executive retirement plan established by the Bank on September 1, 1995. This amount also includes $276 in term life insurance premiums paid by the Bank.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and beneficial owners of more than 10% of the outstanding shares of the Corporation to file with the Securities and Exchange Commission (the SEC) certain reports describing their stock ownership and changes in their stock ownership. They must also furnish the Corporation with copies of these forms. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Corporation believes that filing requirements under Section 16(a) were met on a timely basis.


LEGAL PROCEEDINGS

         No director, officer or affiliate of the Corporation, or owner of more than five (5%) of the outstanding shares of the Corporation, is a party adverse to the Corporation or its subsidiary in any currently pending legal proceeding, nor does any such party have a material interest adverse to the Corporation or the Bank in any currently pending legal proceeding.


OTHER TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal stockholders of the Corporation and of the Bank and their associates, affiliates or members of their immediate families. The transactions have been and will continue to be made on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and not involving more than the normal risk of collectibility or presenting other unfavorable features.

         In addition, the Bank has had other transactions, as indicated below, with certain directors of the Bank. Such transactions were made in the ordinary course of business and were on terms competitive with those existing in the community at the time made.

         The Bank is obligated under a lease for the South Branch location with Little Capitol of Louisiana, Inc., which corporation is owned by Salvador L. Diesi, Sr. and a trust set up by Frank (a former director of the Bank) and Marie Diesi for the benefit of their grandchildren. For the year ended December 31, 1995, the Bank paid Little Capitol of Louisiana, Inc. $18,000 under the terms of the lease. The initial lease expired on May 31, 1992, but was renewed through May 31, 1997.

         During 1995, the Bank had its vehicles repaired at Diesi
Pontiac-Cadillac-Buick, Inc. and paid an aggregate amount of $2,329 for such repairs. Also in 1995, the Bank purchased a car for $26,169 and a truck for $15,261 from Diesi Pontiac-Cadillac-Buick, Inc. Mr. J.C. Diesi, a Director of the Corporation, is an owner of the car dealership.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Broussard, Poche', Lewis & Breaux has served as the Corporation's independent Certified Public Accountants for the fiscal years ending December 31, 1986 to 1995. At the 1996 Annual Shareholders Meeting, the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

    RESOLVED, That the selection of Broussard, Poche', Lewis & Breaux, as the independent Certified Public Accountants of American Bancorp, Inc. and its sole subsidiary, American Bank and Trust Company, for the fiscal year ending December 31, 1996, is hereby ratified.

         If ratification is not achieved, the selection of an independent Certified Public Accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right, and in its discretion, may direct the appointment of any other independent Certified Public Accounting firm at any time if the Board decided that such a change would be in the best interests of the Corporation and its shareholders.

         A representative of Broussard, Poche', Lewis & Breaux is expected to attend the Annual Shareholder's Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to shareholder's inquiries.

                             SHAREHOLDER PROPOSALS

         Shareholders who desire to present a proposal for inclusion in the proxy material relating to the 1997 annual meeting of shareholders of American Bancorp, Inc. must forward such proposals to Ronald Lashute at the address listed on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 29, 1996.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the shares present or represented by proxy will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote and amendment of the Articles of Incorporation requires approval of two-thirds of the total shares outstanding (or 80,000 shares).

         All proxies received in the form enclosed will be voted as specified, and, in the absence of instruction to the contrary, will be voted FOR the election of the nominees named above, FOR the amendment of Article VI of the Corporation's Articles of Incorporation, FOR the ratification of Section 2.3(b) of the Corporation's Bylaws and FOR the ratification of independent Certified Public Accountants.

         The Corporation does not know of any matters to be presented at the annual meeting other than those mentioned above. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy to vote the shares represented by them in accordance with their best judgment, unless authority to do so is withheld.


ADDITIONAL CORPORATE INFORMATION

         ANY SHAREHOLDER MAY, BY WRITTEN REQUEST, OBTAIN WITHOUT CHARGE AN ADDITIONAL COPY OF THE CORPORATION'S 1995 ANNUAL REPORT OR A COPY OF THE CORPORATION'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO RONALD LASHUTE, EXECUTIVE VICE-PRESIDENT AND CHIEF EXECUTIVE OFFICER, AMERICAN BANK AND TRUST COMPANY, P. O. BOX 1579, OPELOUSAS, LOUISIANA 70571-1579.

                                   EXHIBIT A

                               TO PROXY STATEMENT
                           OF AMERICAN BANCORP, INC.


                             CURRENT ARTICLE VI OF
                           ARTICLES OF INCORPORATION
                           OF AMERICAN BANCORP, INC.

                 If shareholder action or approval is required by law in connection with the amendment of these Articles or any merger, consolidation, transfer of corporate assets or dissolution of or involving the corporation, such action or approval shall be taken or given only upon the affirmative vote of not less than two-thirds of the number of shares entitled to vote on the particular question.


                           PROPOSED ARTICLE VI OF THE
                          ARTICLES OF INCORPORATION OF
                             AMERICAN BANCORP, INC.

                                   ARTICLE VI

                 If shareholder action or approval is required by law in connection with the amendment of these Articles (except as provided in the second paragraph of this Article VI) or dissolution of or involving the corporation, such action or approval shall be taken or given only upon the affirmative vote of not less than two-thirds of the total number of shares entitled to vote on the particular question.

                 If shareholder action or approval is required by law in connection with any merger, consolidation or transfer of corporate assets of or involving the corporation, or in connection with an amendment of this second paragraph of
        Article VI of these Articles of Incorporation, such action or approval shall be taken or given only upon the affirmative vote of not less than 75% of the total number of shares entitled to vote on the particular question.

                                   [LOGO]

                           AMERICAN BANCORP, INC.
                               P. O. Box 1579
                       Opelousas, Louisiana 70571-1579

                                    PROXY

         This proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the Board of Directors of American Bancorp, Inc., each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of American Bancorp, Inc. held of record by the undersigned on February 29, 1996 at the annual meeting of shareholders to be held April 10, 1996 at 2:00 p.m. or any adjournment or postponement thereof.

1.       ELECTION OF DIRECTORS FOR all nominees listed below
         (except as marked to the contrary below)

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

           JOSEPH J. ARTALL, WALTER J. CHAMPAGNE, JR., J.C. DIESI,
                  SALVADOR L. DIESI, SR., RONALD J. LASHUTE

2. To amend Article VI of the Articles of Incorporation to increase the shareholder vote required to approve certain corporate transactions.

                     [ ] For     [ ]Against     [ ]Abstain

3. To ratify Section 2.3(b) of the Bylaws of the Corporation relating to the calling of special shareholders meetings by shareholders of the Corporation.

                    [ ] For     [ ] Against     [ ] Abstain

4. Resolved, that the selection of Broussard, Poche, Lewis & Breaux as the Independent Certified Public Accountants of American Bancorp, Inc. and its sole subsidiary, American Bank & Trust Co., for the fiscal year ending December 31, 1996 is hereby ratified.

                    [ ] For     [ ] Against     [ ] Abstain

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2, 3, AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING UNDER PROPOSAL NO. 5, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UNLESS AUTHORITY TO DO SO IS WITHHELD BY STRIKING THROUGH PROPOSAL NO. 5

         Please sign exactly as name appears on stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         DATED:  ___________________________   ________________________________
                                               SIGNATURE

                                               ________________________________
                                               SIGNATURE IF HELD JOINTLY
         PLEASE MARK, SIGN, DATE AND
         RETURN THE PROXY CARD PROMPTLY